INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-27551 of Arizona Public Service Company on Form S-3 of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of Arizona Public Service Company for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Pre-Effective Amendment No. 1 to Registration Statement No. 333-27551.



Deloitte & Touche LLP
Deloitte & Touche LLP
July 10, 1997


                                 EXHIBIT 23.3